Exhibit 99.1

BioCardia Submits for FDA Approval of Morph® DNA™ Steerable Introducer Product Family

Sunnyvale, Calif. – July 30, 2024 - BioCardia, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today reported it has submitted a 510(k) for approval of its patented Morph® DNA™ Steerable Introducer Sheath. This product family is intended to provide a pathway through which medical instruments, such as balloon dilatation catheters, guidewires, or other therapeutic devices, may be introduced into the peripheral vasculature or chambers and coronary vasculature of the heart.

The filing for approval of this product family follows the FDA approval of BioCardia’s Helix biotherapeutic delivery Morph DNA guide system and its Avance transseptal steerable introducer, both of which incorporate Morph DNA technology. Morph DNA designs enable the tensioning elements in the catheter to rotate around the catheter shaft, allowing consistent catheter performance in any direction. The DNA name reflects this design, as these tensioning elements appear as a double helix like that in a strand of DNA. This design is intended to enable smooth navigation and prevent “whip,” when the build-up of mechanical forces in the device causes a catheter to suddenly jump from one orientation to another.

This potential vascular market for this product family is measured in millions of procedures per year, including cardiac interventions such as structural heart procedures and electrophysiology procedures, peripheral vascular interventions including renal interventions, endovascular aortic repair, and carotid artery interventions. The product family approval is intended to span the range of sizes and lengths to accommodate many of these procedures.

“All of the biotherapeutic interventions we support for treatment of heart failure, refractory angina, and acute myocardial infarction are expected to utilize this same introducer technology platform,” said Peter Altman, PhD, BioCardia’s President and Chief Executive Officer. “This submission for approval of the Morph DNA Steerable Introducer Sheath product family for broader clinical usage in other complex clinical procedures is in line with our mission to enable and advance therapeutic solutions for cardiovascular and pulmonary diseases.”

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix biotherapeutic delivery and Morph vascular navigation product platforms. For more information visit: www.BioCardia.com.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, the advantages of the Morph DNA design, and the potential vascular market for the Morph DNA steerable introducer product Family. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors” And in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Marketing / Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120